UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2012

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-1204	13-4921002
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(Registrant’s Telephone Number, Including Area Code): (212) 997-8500

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Bonus Awards

On March 7, 2012, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Hess Corporation (the “Company”) approved target cash bonuses for the chief executive officer, the chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) of the Company for 2012.  One-third of the bonus is payable based upon attainment of a specified target level of a corporate performance measure, one-third is based upon the attainment of specified business unit metrics, and one-third is discretionary based on individual performance and other qualitative factors.  Payouts may range from 0% to 150% for each component of the target bonus, based on the percentage of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the Committee’s determination of an appropriate amount.

Amendment to Restricted Stock Awards

On March 7, 2012, the Committee approved a modification to the Company’s form of restricted stock award agreement to be used for grants of restricted stock to officers under the Company’s 2008 Long-Term Incentive Plan, as amended (the “Plan”).  The modified form of restricted stock award agreement is filed herewith as Exhibit 10.3.

The award agreement provides that if the grantee dies, becomes totally and permanently disabled or retires after attaining normal retirement eligibility, but prior to the otherwise applicable vesting date, which is the third anniversary of the grant date, then the grantee’s restricted stock immediately vests.  If the grantee’s employment terminates due to early retirement prior to the vesting date, the grantee's restricted stock is forfeited; provided, however, the Committee may, in its discretion, determine that a pro-rated portion (based on the number of calendar days of the three-year vesting period that have elapsed through the date of such early retirement) of the grantee’s restricted stock will immediately vest.  The modified form of award agreement conditions the normal retirement vesting and discretionary early retirement pro-rata vesting on the grantee having completed at least five years of continuous service with the Company at the time of such retirement or early retirement.  The modified form of award agreement further provides that if, following termination of a grantee’s employment with the Company due to early retirement where the grantee retains a pro-rata portion of his or her restricted stock, as described above, the Committee determines in its good faith discretion that the grantee has engaged in any “prohibited activity” (as described below) during the time through the third anniversary of the grant date, then the grantee is obligated to pay or deliver to the Company either (at the grantee’s election):  (a) a cash payment in an amount equal to the fair market value of the pro-rated number of shares of restricted stock retained (if any) as of the date of his or her early retirement, reduced by the amount of any employment taxes previously paid by the grantee to the Company in respect of such shares of restricted stock, or (b) a number of shares of common stock of the Company equal to the pro-rated number of shares of restricted stock retained (if any) in the case of his or her early retirement, reduced by a number of shares with a fair market value on the date of such delivery equal to the amount of such taxes referred to in clause (a) of this sentence.  In general, the grantee will have engaged in a prohibited activity, as defined in the award agreement, if the grantee:  (1) provides services to, or has a material ownership interest in, an exploration and production company or a marketing and refining company that competes with the business of the Company in geographic areas where the grantee is aware that the Company is engaged or considering engaging, or (2)  interferes with the relationship between the Company and any person that the grantee knows is, or was, a client, customer, supplier, licensee or partner of the Company, or had any other business relationship with the Company.

Shareholder Value Program

On March 7, 2012, the Committee approved a new executive long-term incentive compensation program known as the Shareholder Value Program.  Pursuant to this new program, the Committee authorized awards under the Plan to the Company’s executive officers and other employees.  Each of these awards to officers, including the named executive officers, consists of one-half performance shares, as described below, and one-half shares of restricted stock.  The performance awards link a significant portion of the grantees’ potential compensation to the Company’s performance over a specified future performance period.  The performance awards are intended to induce grantees to remain in the Company’s employ and as an incentive for improved performance towards corporate goals during such employment.  Each named executive officer received a performance award and a restricted stock award, as described below.  The form of award agreement for the performance award is filed herewith as Exhibit 10.2.

Performance Awards and Goals.  Each performance award is denominated in performance shares, each of which corresponds to up to two shares of common stock of the Company, depending on the percentage of the performance shares earned, as described below.  The number of shares received at the end of the three-year performance period, which runs from January 1, 2012 through December 31, 2014, will depend on a peer company comparison of total shareholder return (assuming reinvestment of dividends paid).  The fifteen peer companies are:  Anadarko Petroleum Corporation, Apache Corporation, BP plc, Chevron Corporation, ConocoPhillips Company, Devon Energy Corporation, EOG Resources, Inc., Exxon Mobil Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Occidental Petroleum Corporation, Royal Dutch Shell plc, Statoil ASA, Talisman Energy Inc. and Total S.A.  Depending on the Company’s total shareholder return ranking compared to the total shareholder return rankings of these peer companies, the grantee will receive a payout ranging from 0 percent to 200 percent of the number of performance shares set forth in his or her award agreement, as follows:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	200%
4th	200%
5th	175%
6th	150%
7th	125%
8th	100%
9th	88%

10th	75%
11th	63%
12th	50%
13th	0%
14th	0%
15th	0%
16th	0%

If the Company’s total shareholder return for the performance period is negative, the percentage of performance shares earned may not exceed 100%.  The award agreement provides alternate ranking schedules and procedures if the peer group is reduced because any peer company ceases to exist or be publicly traded or is removed from the peer group for another reason specified in the award agreement.

Payment of Awards.  At its first regular meeting (the “vesting date”) following the end of the performance period, the Committee will certify in writing the extent to which the Company achieved the total shareholder return ranking goal and the number of performance shares earned.  The earned performance shares will be paid as soon as administratively practicable after the vesting date (but no later than March 15 of the calendar year following the end of the performance period) in shares of common stock of the Company, unless the Committee, in its sole discretion, affirmatively determines that such payments will be made in cash or a combination of shares and cash.  If a cash payment is made in lieu of delivering shares of common stock, the amount of such payment will be equal to the Fair Market Value (as defined in the Plan) of such shares of common stock as of the trading date immediately prior to the date of such payment, less applicable tax withholdings in accordance with the Plan. At the end of the performance period, dividend equivalents will be paid with respect to the performance shares earned, if any, in an amount equal to the dividends declared per share of common stock during the performance period, plus interest thereon at a short-term rate determined by the Committee.

Termination of Employment.  Payout of performance shares is generally conditioned on the grantee remaining employed by the Company through the vesting date.  However, if the grantee dies, becomes totally and permanently disabled or retires after attaining normal retirement eligibility, but, in each case, prior to the vesting date, and, in the case of normal retirement, the grantee has completed at least five years of continuous service with the Company at the time of such normal retirement, the grantee will retain his or her performance shares, which may be earned and paid as described above as if the grantee continued to be employed through the vesting date.  If the grantee’s employment terminates due to early retirement prior to the vesting date, the performance shares are forfeited.  If, however, the grantee has completed at least five years of continuous service with the Company, the Committee may, in its discretion, determine that the grantee will  receive the same payment, if any, in respect of the performance shares as would have been payable, and at the same time and subject to the same conditions, had the grantee’s employment continued until such vesting date, provided that such payment will be pro-rated based on the number of calendar days of the performance period elapsed through the date of such early retirement.   If, following termination of a grantee’s employment with the Company due to early retirement where the grantee retains a pro-rata portion of his or her performance shares, as described above, the Committee determines in its good faith discretion that the grantee has engaged in any “prohibited activity” (as described below) during the time through the scheduled vesting date, all of the grantee’s performance shares will be immediately forfeited.  In general, the grantee will have engaged in a prohibited activity, as defined in the award agreement, if the grantee:  (a) provides services to, or has a material ownership interest in, an exploration and production company or a marketing and refining company that competes with the business of the Company in geographic areas where the grantee is aware that the Company is engaged or considering engaging, or (b)  interferes with the relationship between the Company and any person that the grantee knows is, or was, a client, customer, supplier, licensee or partner of the Company, or had any other business relationship with the Company.

Change of Control.  In the event of a Change of Control (as defined in the Plan), the number of performance shares earned will be determined as follows:  (a) for the portion of the performance period ending on the date prior to the date of the Change of Control, a pro-rata portion of the performance shares (based on the number of days elapsed during the performance period through the date prior to the Change of Control) may be earned based on the ranking of the Company’s total shareholder return, determined as described above, through the date prior to the date of the Change of Control, and (b) for the portion of the performance period from and after the date of the Change of Control, a pro-rata portion of the performance shares (based on the number of days during the period from the date of the Change of Control through the end of the performance period) will be earned at the target (100%) level.  These earned performance shares will be paid in cash, generally within five business days after the date of the Change of Control.  The provisions of the award agreement providing for forfeiture if the grantee engages in prohibited activity cease to apply upon a Change of Control.

The following table sets forth performance share awards and restricted stock awards granted on March 7, 2012 under the Shareholder Value Program to the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer:

Name	Title	Number of Shares of Restricted Stock	Target Number of Performance Shares
John B. Hess	Chairman and Chief Executive Officer	61,638	61,638
John P. Rielly	Senior Vice President and Chief Financial Officer	14,503	14,503
Gregory P. Hill	Executive Vice President and President, Worldwide Exploration & Production	25,381	25,381
F. Borden Walker	Executive Vice President and President, Marketing & Refining	18,129	18,129
Timothy B. Goodell	Senior Vice President and General Counsel	14,503	14,503

The description set forth above might not contain all of the information important to you and is subject to, and qualified in its entirety by, reference to the complete text of the Plan, the Form of Performance Award Agreement and the Modified Form of Restricted Stock Award Agreement under the Plan, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

10.1
Hess Corporation 2008 Long-Term Incentive Plan, incorporated by reference to Annex B of the Company’s definitive proxy statement filed on March 27, 2008, as amended on March 3, 2010 and approved May 5, 2010, by the First Amendment to the Hess Corporation 2008 Long-Term Incentive Plan incorporated by reference to Annex B of the Company’s definitive proxy statement filed on March 25, 2010.

10.2	Form of Performance Award Agreement under the Hess Corporation 2008 Long-Term Incentive Plan, as amended.

10.3	Modified Form of Restricted Stock Award Agreement under the Hess Corporation 2008 Long-Term Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012
HESS CORPORATION
	By:	/s/ Timothy B. Goodell
		Name:	Timothy B. Goodell
		Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Hess Corporation 2008 Long-Term Incentive Plan, incorporated by reference to Annex B of the Company’s definitive proxy statement filed on March 27, 2008, as amended on March 3, 2010 and approved May 5, 2010, by the First Amendment to the Hess Corporation 2008 Long-Term Incentive Plan incorporated by reference to Annex B of the Company’s definitive proxy statement filed on March 25, 2010.

10.2	Form of Performance Award Agreement under the Hess Corporation 2008 Long-Term Incentive Plan, as amended.

10.3	Modified Form of Restricted Stock Award Agreement under the Hess Corporation 2008 Long-Term Incentive Plan, as amended.